POWER OF ATTORNEY FOR
                            SCHEDULE 13D AND FORM 3

       I, Richard A. Kayne, in my individual capacity and as the principal executive officer of Kayne, Anderson & Co., Inc. and Kayne, Anderson Investment Management, Inc. hereby appoint Alvin J. Portnoy as attorney-in-fact and agent, in all capacities, to execute, on my behalf and on behalf of the above-listed corporations for which I serve as the principal executive officer, and to file with the appropriate issuers, exchanges and regulatory authorities, Schedule 13D and Form 3 and documents relating thereto and requests for confidential treatment of information contained therein pertaining to the acquisition of an equity position in the company of THE RIGHT START, INC. I hereby grant to said attorney-in-fact full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as I could if personally present, thereby ratifying all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

       I hereby execute this Power of Attorney as of this 9TH day of MAY, 1996.



                                        /s/ Richard A. Kayne
                                        ----------------------
                                        Richard A. Kayne




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